Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

James D. Nesci

President and Chief Executive Officer

BlueFoundryBank.com

jnesci@bluefoundrybank.com

201-972-8900

Blue Foundry Bank Announces Completion of Subscription Offering

RUTHERFORD, NJ, June 28, 2021 — Blue Foundry Bank (the “Bank”) announced today that Blue Foundry Bancorp (the “Company”), the newly formed holding company for the Bank, has completed the subscription offering being conducted in connection with the previously announced plan to convert Blue Foundry, MHC from the mutual holding company to the stock holding company form of organization.

Sufficient orders were received in the subscription offering such that it is expected that no community offering or syndicated offering will be held. The Company is currently processing the orders received; accordingly, no further information regarding the offering is available at this time. The closing of the offering and conversion remains subject to customary regulatory approvals. The Special Meeting of Depositors was commenced on June 25, 2021, with depositors approving the Plan of Conversion and the meeting being adjourned until 1:00 p.m., Eastern Time, on Thursday, July 8, 2021 in order to permit additional time to solicit proxies on the proposal to establish and fund the Blue Foundry Charitable Foundation. Depositors as of May 5, 2021 who have not voted on this proposal may do so by calling 1-(888) 742-1305. Telephone voting is available between 9:00 a.m. and 7:00 p.m., Eastern Time, Monday through Friday, except bank holidays.

For questions regarding the conversion or the offering please call our Stock Information Center at 1-(844) 265-9680, between 10:00 a.m. and 4:00 p.m., Eastern Time, Monday through Friday, except bank holidays.

This release is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer is made only by the prospectus when accompanied by a stock order form. The shares of common stock of the new holding company are not savings accounts or savings deposits, may lose value and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

Forward-Looking Statements

Certain statements contained herein constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as “may,” “will,” “would,” “intend,” “believe,” “expect,” “plan,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms.

These forward-looking statements are based on current beliefs and expectations of the Company’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company’s control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. Factors that could cause such differences to exist include, but are not limited to: the failure to obtain the final approval of the New Jersey Department of Banking and Insurance and the Board of Governors of the Federal Reserve System for the completion of the proposed conversion and related stock offering, delays in obtaining such approvals, or adverse conditions imposed in connection with such approvals; failure to obtain depositor approval of the establishment and funding of the Blue Foundry Charitable Foundation; those related to the real estate and economic environment, particularly in the market areas in which the Company operates; fiscal and monetary policies of the U.S. Government; changes in government regulations affecting financial institutions, including regulatory compliance costs and capital requirements; fluctuations in the adequacy of loan loss reserves; decreases in deposit levels necessitating increased borrowing to fund loans and investments; the effects of the COVID-19 pandemic; operational risks including, but not limited to, cybersecurity, fraud and natural disasters; the risk that the Company may not be successful in the implementation of its business strategy; changes in prevailing interest rates; credit risk management; asset-liability management; and other risks described in the Company’s filings with the Securities and Exchange Commission, which are available at the SEC’s website, www.sec.gov.

The Company cautions prospective investors not to place undue reliance on any such forward looking statements, which speak only as of the date made. The Company disclaims any obligation to publicly release any revision made to any forward-looking statement to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

About Blue Foundry Bancorp and Blue Foundry Bank.

Blue Foundry Bancorp will be the stock holding company for Blue Foundry Bank upon the completion of the conversion and stock offering. Rutherford-based Blue Foundry Bank has nearly $2 billion in assets and operates 16 branches in Bergen, Morris, Essex and Passaic Counties, New Jersey. For over 80 years, Blue Foundry Bank has served the local communities where it operates and has deep and longstanding relationships with its business and retail customers as well as local municipalities.

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